EXHIBIT 24(a)

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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Vanguard Cellular Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1994 included in Vanguard Cellular Systems, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.



                              ARTHUR ANDERSEN & CO.


Greensboro, North Carolina,
   May 3, 1994.
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